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                       RETIREMENT AND CONSULTING AGREEMENT

     This Retirement and Consulting Agreement ("Agreement") made and entered into this 26th day of April, 2001, by and between BURTON M. JOYCE, hereinafter referred to as "Executive", and TERRA INDUSTRIES INC., a Maryland corporation having offices at 600 Fourth Street, Sioux City, Iowa 51101, which, including its subsidiary and affiliate companies, is hereinafter referred to as "Company" or "Terra".

     WHEREAS, the parties agree that Executive will retire from active employment with Terra as set forth below; and

     WHEREAS, the parties desire that the Executive provide certain consulting services during the term of this Agreement; and

     WHEREAS, the parties desire that Executive be provided certain payments and other benefits in connection with such retirement and as consideration for such consulting services.

     NOW, THEREFORE, the parties hereto mutually agree as follows:

     1.   Retirement; Employment Termination
          ----------------------------------

          Executive agrees to retire effective April 26, 2001 and hereby resigns as President and Chief Executive Officer of Terra as of such date. Executive agrees to serve as a director of the Company and as

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     Vice-Chairman of the Board of Directors for a one-year period commencing on the date of the annual meeting of shareholders of the Company on April 26, 2001. Executive also agrees to serve as Chairman of the Board of Directors of Terra Nitrogen Corporation for a one year period. Executive's membership and offices on these Boards of Directors may be extended by mutual agreement.

     2.   Payments/Benefits
          ------------------

          a.   Consulting Payments. As consideration for Executive's consulting
               ------------------
               services described in Section 4 hereof, the Company shall pay Executive $550,000 in four equal quarterly installments on August 1, 2001, November 1, 2001, February 1, 2002, and May 1, 2002. The
               Company shall also pay Executive $550,000 per year for the balance of the consulting period, such payments to be made on June 1, 2002, June 1, 2003, June 1, 2004, and June 1, 2005.

          b.   Retirement Benefits. Executive agrees to elect joint and survivor
               -------------------
               benefits under the Retirement Plan of Terra Industries Inc. (the "Qualified Plan") and under the Terra Industries Inc. Excess Benefit Plan (the "SERP") commencing May 1, 2004. The Company agrees to pay Executive, and his surviving spouse in the case of his death,

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               during each month in which payments are made to either of them pursuant to the Company's Qualified Plan and SERP, an amount equal to $30,000 less the sum of the payments payable from these two plans during that month.

          c.   Health Insurance Benefits. Executive shall be provided with
               -------------------------
               medical and dental insurance benefits (subject to Executive's payment of any contribution to the cost of such benefits required from employees of the Company generally) at substantially the level provided to Executive prior to the retirement effective date until May 1, 2004. After that date Executive shall qualify for the Company's retiree medical and dental benefits program based on credited service of 17.8 years.

          d.   Life and Other Insurance Benefits. Executive shall be provided
               ---------------------------------
               with insurance coverage under the Company's Basic and Optional Life Insurance Plans, Accidental Death and Dismemberment Plan, and Short- and Long-Term Disability Plans (subject to Executive's payment of any contribution to the cost of such insurance coverage required from employees of the Company generally) at substantially the levels provided to Executive prior to retirement until May 1, 2004.

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          e.   Restricted Stock and Stock Options. Executive's
               -----------------------------------
               previously-granted stock options and restricted stock shall continue to vest according to their terms for a period of 12 months after the effective date of his retirement, at which time all outstanding but unvested restricted stock and stock options shall immediately vest. All of Executive's stock options shall be exercisable until May 1, 2003.

          f.   Reimbursement of Office Expenses. The Company agrees to reimburse
               --------------------------------
               the Executive up to $65,000 for the cost of secretarial services and office space at a location other than Terra Centre for a three-year period until May 1, 2004.

     3.   Executive Retention Agreement
          ------------------------------

          Upon execution of this Agreement by Executive and Company, the parties' Executive Retention Agreement dated December 31, 1998 shall terminate and be null and void. Executive acknowledges that no change of control or other event has occurred to trigger a payment of benefits to Executive under the Executive Retention Agreement or any other agreement or benefit plan. However, the Company agrees to reimburse Executive on a grossed-up basis in the event any excise tax becomes payable by him under
     Section 4999 of the Internal Revenue Code with respect to any payments made hereunder.

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     4.   Consulting Services
          -------------------

          Executive Agrees to provide consulting services to the Company for a five-year period commencing on April 26, 2001, the effective date of his retirement. Executive shall consult with the Company with respect to strategic issues, capital structure, mergers and acquisitions, and other issues as requested by the Company's Board of Directors and the President and Chief Executive Officer. Terra shall pay all reasonable and documented travel or related expenses incurred by Executive in connection with the provision of such services. The consulting period may be terminated by either party effective May 1, 2004. In the event of such termination, the Company shall pay the Executive $1,100,000 in a lump sum on June 1, 2004 in satisfaction of all remaining consulting fee payments hereunder.

     5.   Executive Covenants
          -------------------

          a.   Confidentiality. Executive acknowledges that during his
               ---------------
               employment with Terra he has seen, worked with, and had access to information relating to employees employed by Terra and its subsidiaries, and other information relating to Terra's business not available to the general public ("Confidential Information"). Executive agrees that he shall not disclose any Confidential Information to any third party or

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               use or disclose the Confidential Information or his knowledge thereof in working for future clients or employers. The term "Confidential Information" shall include only information relating specifically to Terra's products, business or employees not available to the general public and shall not include general, publicly-available information. Executive certifies that upon termination of his consultancy with Terra he will take no papers, records or documents of any kind containing or referring to Confidential Information.

          b.   Nondisclosure. Neither Executive nor the Company shall disclose
               -------------
               the existence of this Agreement or its terms to anyone except (i) those outside advisors of Executive and Company which have a need to know such information for tax or other planning purposes or
               (ii) as is necessary for the enforcement of this Agreement or
               (iii) as required by law.

          c.   Release. In consideration for the promises made by the parties
               -------
               and the payments to be made by Terra under this Agreement, the sufficiency of which is hereby acknowledged, Executive, with the intention of binding himself, his heirs, executors and assigns, hereby releases and forever discharges Terra and any entity related to Terra, as well as its or their predecessors, successors and assigns,

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               officers, directors, attorneys, agents, representatives, and employees, past, present and future, individually and collectively, from any and all claims, demands, causes of actions or liabilities, which Executive ever had, or now has, or may have upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, suspected or unsuspected, arising out of or in any way connected with his employment and/or the termination thereof. Without limiting the generality of the foregoing, this release applies to any right which Executive has or may have to commence or maintain a charge or action alleging discrimination under any federal, state or local statute (whether before a court or an administrative agency), including the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, and the Employee Retirement Income Security Act of 1974, and any right which Executive has or may have to commence or maintain a claim or action alleging wrongful termination, breach or contract, defamation, commission of tort, or any combination thereof, whether based in law or in equity. Executive agrees not to make, assert or maintain any charge, claim, demand or action which would be covered by this release. If Executive breaches this provision, he agrees to indemnify Terra against all liability, costs and expenses, including reasonable attorneys' fees, related to such breach.

     6.   ADEA Waiver and Full Understanding of Terms
          -------------------------------------------

          Executive acknowledges that this Agreement includes a waiver of any rights and claims arising under the Age Discrimination in Employment Act of 1967. Executive understands he is not waiving rights or claims that may arise after the date this Agreement is executed. Executive acknowledges that the consideration he is receiving in exchange for his waiver of the rights and claims specified herein exceeds anything of value to which he already is entitled. Executive acknowledges that he was advised to consult with an attorney prior to executing this Agreement. Executive acknowledges that he has entered into this Agreement knowingly and voluntarily with full understanding of its terms and after having had the opportunity to seek and receive advice and counsel from his attorney. Executive acknowledges that he was given a period of at least twenty-one (21) days within which to consider this Agreement and has waived said period. Executive understands that he may revoke this Agreement during the seven (7) days following the execution of this Agreement and that the Agreement shall not become effective or enforceable until that seven (7) day revocation period has expired.

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     7.   Withholding
          -----------

          Notwithstanding any other provision hereof, the Company may, to the extent required by law, withhold applicable federal, state and local income and other taxes from any payments due to Executive hereunder.

     8.   Memberships/Company Assets
          --------------------------

          Executive will relinquish any corporate-paid memberships, except where pre-paid, held in his name at the effective day of his retirement. Executive will also return to the Company any Company-owned assets in his possession at the end of the consulting period described in this Agreement.

     9.   Applicable Law
          --------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa applicable to contracts made and to be performed therein.

     10.  Arbitration
          -----------

          Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement or otherwise, shall be settled by arbitration administered in Sioux City, Iowa in accordance with the Commercial Arbitration Rules of the American

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     Arbitration Association then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. The Company shall pay the cost of any arbitration conducted hereunder.

     11.  Attorney Fees
          -------------

          The Company shall reimburse the Executive for any reasonable attorney fees incurred by him in connection with his pursuing or defending (or preparing to pursue or defend), whether in arbitration or litigation, any claim or dispute involving the interpretation and performance of this Agreement.

     12.  Successors.
          ----------

          The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 12 or which becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

     13.  Entire Agreement
          ---------------

          This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as expressly provided herein, supersedes all other agreements concerning employment termination between the Company and Executive. This Agreement may be changed only by a written agreement executed by the Company and Executive.

                                      * * *

     WHEREFORE, the parties have executed this Agreement on the 26th day of April, 2001.

EXECUTIVE:                                  TERRA INDUSTRIES INC:


/s/  B. M. Joyce                            /s/  Edward G. Beimfohr
----------------------------------------    ------------------------------------
Burton M. Joyce                             By:


  4/26/01                                    4/26/01
----------------------------------------    ------------------------------------
Date                                        Date

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